EXHIBIT 10.11(c)



TRADEMARK LICENSE AGREEMENT

AGREEMENT dated as of this l4~~ day of October 1997, by and among Lucas Licensing Ltd.
("Licensor") and Galoob Toys, Inc. and all "Permitted Licensee
Affiliates" (as defined in the
License Agreement) (collectively, "Licensee").

1. TRADEMARKS, PRODUCTS AND LICENSED TERRrrORY: Licensor is, as between Licensor and Licensee, the owner of the trademarks indicated on Schedule A-i attached hereto and made a part hereof ("Licensor Trademarks"). Licensor desires that Licensee be permitted to use the Licensor Trademarks on those goods indicated on Schedule A-2 attached hereto and made a part hereof ("Licensed Products") in the country or countries ("Licensed Territory") listed on Schedule A-3 listed on Schedule A-2s attached hereto and made a part hereof pursuant to the terms and conditions hereof. The parties acknowledge and agree that the designations of the Licensed Products and Licensed Territory contained in Schedules A-2 and A-3, respectively, are not intended to, and shall not, supersede or alter in any manner the designations used with respect to these matters in any commercial agreement between the parties related to the subject matter hereof including but not limited to the Toy License Agreement dated as of October 14, 1997 among the parties hereto (the "License Agreement").

2. LICENSE: Licensor hereby grants to Licensee a license (as provided in the License Agreement) to use the Licensor Trademarks on and in connection with the Licensed Products and for the sole purpose to affix the Licensor Trademarks to or on the Licensed Products and packaging, containers, display materials, advertising and promotional materials sold, used or distributed in connection with the Licensed Products. Licensee hereby agrees to limit its use of the Licensor Trademarks in accordance with the foregoing and according to processes, specifications and other quality standards established or approved by Licensor pursuant to the License Agreement for the Licensed Products with respect to which the Licensor Trademarks are used. Without limiting the generality of the foregoing, the quality of all such Licensed Products shall be at least as high as that of similar goods presently sold or distributed by Licensee, and shall be subject to such approval procedures established by any commercial agreement between the parties related to the subject matter hereof.

3. TERM: The Term of this Agreement shall be concurrent with the "Term" of the License Agreement (as that term is defined therein), including any so-called "sell-off period", to which Licensee is entitled, if at all.

4. UMnED GRANT: All rights in the Licensor Trademarks other than those specifically granted herein are reserved to Licensor for its own use and benefit. Licensee acknowledges that it shall not acquire any rights of whatsoever nature in the Licensor Trademarks as a result of Licensee's use thereof, and that all use of the Licensor Trademarks by Licensee shall inure to the benefit of Licensor.

5. DISPLAY OF TRADEMARKS AND PROPRIETARY N~CES: Pursuant to the terms and conditions of the License Agreement: (a) Licensee agrees that the Licensor Trademarks shall be displayed only in such form and manner as shall be specifically approved by Licensor; (1)) Licensee shall cause to appear on all material on or in connection with which the Licensor Trademarks are used, such legends, markings and notices as Licensor may require; (c) Licensee agrees that it shall use no markings, legends or notices relating to the Licensor Trademarks on the Licensed Products and packaging and advertising therefor other than as approved in advance in writing by Licensor; (d) Licensor reserves the right to make such changes in the specified notices as Licensor reasonably deems necessary or desirable to protect Licensor's interests in the Licensed Trademarks, provided however that such changes shall not be required to be made on Licensed Products and packaging or advertising therefor which have already been manufactured or printed in accordance with Licensor's previous instructions or approval. The foregoing shall not limit Licensor's ability to reasonably require so-called "running changes" or to otherwise to enforce the provisions of this Agreement or any other agreement between the parties.

The words "Registered User" andlor the Symbol TM or r shall be used on all Licensed Products, packaging and advertising manufactured or printed after Licensor notifies Licensee in writing that such words and symbol are legally permitted in the specific country or countries in the Licensed Territory within which the Licensed Products will be distributed.

6. COMPLIANCE WITH QUALITY STANDARDS: if the quality standards set forth herein are not met, or if said quality standards are not maintained throughout the period of manufacture of any Licensed Products hereunder, then, upon written notice from Licensor, Licensee shall immediately discontinue the manufacture and distribution of such Licensed Products that do not meet said quality standards. The foregoing shall not limit Licensor's rights or remedies for failure to maintain such quality standards as provided elsewhere herein or in any other agreement between the parties hereto.

7. PRODUCTION SAMPLES: In accordance with the terms and conditions of the License Agreement, Licensee agrees to submit to Licensor and to any other recipient(s) which Licensor may from time to time designate in writing, on a regular basis, representative samples of the Licensed Products and of any or all materials bearing the Trademarks in order Licensor may be assured that the provisions of this Agreement are being observed. Said samples should be submitted to Licensor at the address specified by Licensor.

8. GOODWILL OF THE TRADEMARK: Licensee recognizes the great value of the goodwill associated with the Licensor Trademarks and acknowledges that the Licensor Trademarks and all rights therein and goodwill pertaining thereto belong exclusively to Licensor.

9. SIMILAR TRADEMARKS: Licensee shall give Licensor prompt written notice of any adverse use in the Licensed Territory of a trademark or other designation similar to the Licensor Trademarks of which Licensee is or becomes aware. Licensee further agrees that it shall not at any time apply for any registration of any copyright, trademark or other designation, nor file any document with any governmental authority, nor take any other action which would affect the ownership of the Licensor Trademarks.

10. TERMINATION: Upon the expiration or earlier termination of this Agreement, all rights to use the Licensor Trademarks or any other symbols of goodwill owned by Licensor relative to the Licensed Products, together with the appurtenant goodwill thereof shall revert automatically to Licensor, and Licensee shall immediately discontinue all use of the Licensor Trademarks except as may herein be provided.

11. ASSIGNMENT UPON TERMINATION: Upon written request by Licensor, or in any event upon the termination of this Agreement for whatever reason, Licensee shall execute and deliver to Licensor a document, in form and substance reasonably satisfactory to Licensor, assigning to Licensor all of Licensee's right, title and interest, if any, in and to the Licensor Trademarks. In the event Licensee fails to execute and deliver said document, Licensor shall have the right to execute same as Licensee's attorney-in-fact, and Licensee does hereby irrevocably appoint (such appointment being irrevocable and coupled with an interest) Licensor its true and lawful attorney-in-fact only for the purpose of executing such document.

12. RECORDATION OF AGREEMENT, REGISTERED USER: Licensor, at its discretion, shall have the right to record this Agreement at the appropriate Registry or governmental authority in the Licensed Territory at Licensor's expense, and Licensee agrees to cooperate as requested by Licensor in arranging such recordation, or in varying or canceling such recordation in the event of amendments to, or termination of, this Agreement. Licensee hereby appoints Licensor as its agent for the purpose of lodging, prosecuting and completing registered user entries at the appropriate registry in the Territory and at Licensor's expense, such appointment being irrevocable and coupled with an interest.

13. GENERAL: The terms and conditions of this Agreement are subject to the terms and conditions of the License Agreement and in the event of a conflict between the terms or conditions herein contained and those of the License
Agreement, the latter shall prevail. Approvals hereunder shall be made subject to the terms of the License Agreement. This Agreement does not constitute either party the agent of the other or create a partnership or joint venture between the parties except as provided herein, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever. This Agreement shall be governed by the laws of the State of California applicable to agreements made and fully performed in California.

Galoob Toys, Inc., on behalf of itself and all Lucas
Licensing Ltd. ("Licensor")


Permi d Licensee Mfiliates ("Licensee")
        ______________________________________________  A
IN witness WHEREOF, this Agreement is executed as of the day and year first above written.





Name:
Title:


Title:  President and
CEO
Schedule A-i to TRADEMARK LICENSE AGREEMENT LICENSOR TRADEMARKS

The Licensor Trademarks include such original trademarks, tradenames, servicemarks and servicenames owned by
Licensor and arising out of and which have become direcfly associated with the "Pictures" or the "Spin-Off
Properties" (as such terms are defined in the License Agreement), to the extent of Licensor's rights in each applicable country of the Territory under such country's applicable trademark laws, including, but not limited to:

Artoo-Detoo (~-D2)
Ben (Obi-Wan) Kenobi
Chewbacca
Darth Vader
The Emperor
Ewok
Han Solo
Jabba the Hutt
Lando Cairissian
Lord Darth Vader
Luke Skywalker
Princess Leia Organa
Return of the Jedi
Return of the Jedi Logo
See-Threepio (C-3P0)
Star Wars
Star Wars Logo
The Empire Strikes Back
The Empire Strikes Back Logo
The Force
Yoda
Schedule A-2 to TRADEMARK LICENSE AGREEMENT

LICENSED PRODUCTS


The term "Licensed Products" as used in the License
Agreement, means MICRO TOYS (as hereinafter defined).

The term "MICRO TOYS," as used in the License Agreement, means "Intermediate Vehicles," "Micro Vehicles," "Micro Playsets," and "Micro Figures" (as such terms are defined hereinbelow) made of injection-molded plastic (or materials that are comparable in cost or physical characteristics to plastics and/or all other materials that are approved in advance by Licensor) with or without electrical or electronic parts (excluding radio control).

1.      Intermediate Vehicles: The term "Intermediate
Vehicles," as used in the Agreement, means pre-assembled, decorated toy vehicles, the size of which vehicles is over three inches (3") but not more than six inches (6") in maximum dimension.

2. Micro Vehicles: The term "Micro Vehicles," as used in the Agreement, means pre-assembled, decorated toy vehicles, the size of which vehicles is under three inches (3") in maximum dimension.

3. Micro Figures: The term "Micro Agreement, means articulated or non-articulated, decorated figures is less than two inches (2") in height and designed to Vehicles and/or Intermediate Vehicles; and

Figures," as used in the figures, the size of which fit and be used with Micro

4. Micro Playsets: The term "Micro Playsets," as used in the Agreement, means decorated toy playsets (and their accessories) in a scale and designed to fit and be used with Micro Figures and/or Micro Vehicles.
Schedule A-3 to TRADEMARK LICENSE AGREEMENT

LICENSED TERRITORY

The territory of Licensee's rights pursuant to the Trademark
License Agreement to which this Schedule A-3 is attached (the
"Territory") consists of the following applicable countries:

        United States              Bulgaria               Uruguay
        Canada                     Romania                Chile
        UK/Eire                    Albania                Peru
        Germany                    Latvia                 Venezuela
        Austria                    Estonia                Colombia
        Switzerland                Lithuania              Ecuador
        France                     Poland                 Caribbean
        Belgium                    Russia                 Guatemala
       Netherlands                (and other former       Costa Rica
        Luxembourg                 Soviet Union           Panama
        Italy                      countries)             Nicaragua
        Spain                      Japan                  El Salvador
        Portugal                   Australia              Honduras
        Sweden                     New Zealand            Beliz
        Denmark                    Hong Kong              Israel
        Iceland                    Taiwan                 Lebanon
        Finland                    Korea                  Saudi Arabia
        Norway                     Singapore              Egypt
        Turkey                     Malaysia               United Arab Ernirates
        Greece                     Indonesia              Djibouti
        Slovenia                   Thailand               South Africa
        Bosnia                     Philippines            Zimbabwe
        Herzegovina (and           Mexico
        other former               Brazil
        Yugoslavia                 Argentina
        countries)                 Paraguay
        Czech Republic
        Slovak Republic